Exhibit 4.8

AMENDED AND RESTATED

WARRANTS TO PURCHASE COMMON SHARES OF FIREFLY NEUROSCIENCE, INC.

A Delaware corporation

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND 1 DAY AFTER THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVENCE OR TERRITORY.

No. W- JO	Issue Date: February 17, 2023

FIREFLY NEUROSCIENCE, INC.

FOR VALUE RECEIVED, FIREFLY NEUROSCIENCE, INC. (the “Company”), hereby certifies that WINDSOR PRIVATE CAPITAL LIMITED PARTNERSHIP (the “Holder”) is entitled to purchase from the Company up to Forty Three Thousand Three Hundred Thirty-Three (43,333) duly authorized, validly issued, fully paid and non-assessable ordinary shares (the “Warrant Shares”) at a purchase price per share of USD$0.00473 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

1.

Method of Exercise. This Warrant shall be fully vested as of the date hereof and may be exercised by the Holder at any time after the date of issuance, but not later than three years from the Issue Date hereof (“Exercise Period”), in whole or in part, by delivering to the Company at its registered office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate; (b) a certified cheque, bank draft or such other method of payment as the Company may agree to accept payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (“Purchase Price”); and (c) the Notice of Cash Exercise attached as Schedule A duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a share certificate in proper form representing the number of Warrant Shares purchased.

The Holder shall have the right to pay all or a portion of the applicable Purchase Price by making a “Cashless Exercise” pursuant to this Section 1, in which case the portion of the Purchase Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to the Notice of Cash Exercise by an amount equal to (i) the Exercise Price to be so paid divided by (ii) the fair market value per Warrant Share determined by the Board of Directors of the Company in good faith as of the business day immediately preceding the date of exercise of this Warrant. The number of Warrant Shares to be issued to the Holder as a result of the Cashless Exercise will therefore be as follows:

(A-B) x C
  A

A = Fair market value per Warrant Share

B = Exercise Price per Warrant Share

C = Portion of the Purchase Price (expressed as a number of Warrant Shares) with respect to which the Exercise Price is being paid by Cashless Exercise pursuant to this Section.

2.	Delivery of Share Certificates.

Within 10 days after the payment of the Purchase Price after the exercise of this Warrant (in whole or in part), the Company at its expense shall issue in the name of and deliver to the Holder: (i) a certificate or certificates for the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise; and (ii) a new Warrant of like tenor to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of para. 1), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the share transfer books are open.

3.

Covenants as to Warrant Shares.  The Company covenants that all Warrant Shares issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and other encumbrances or restrictions on sale.

4.	Adjustments; Termination of Warrant Upon Certain Events

(a)

Effect of Reorganization. Upon a merger, amalgamation, consolidation, acquisition of all or substantially all of the property or shares, liquidation or other reorganization of the Company (collectively, a “Reorganization”) during the Exercise Period, as a result of which the shareholders of the Company receive cash, shares or other property in exchange for their Warrant Shares lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

(b)

Adjustments for Stock Splits, Dividends, Reclassification, Etc. If the Company shall issue any shares of the same class as the Warrant Shares as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Shares by combining such shares into a smaller number of shares, then the number of Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change. Each adjustment in the number of Warrant Shares issuable shall be rounded down to the nearest whole share.

(c)

Adjustments to Exercise Price upon Issuance of Ordinary Shares.  If the Company shall, at any time or from time to time after the date hereof, issue or sell, or in accordance be deemed to have issued or sold, any ordinary shares without consideration or for consideration per share less than the Exercise Price in effect immediately before such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately before such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)

the sum of: (A) the product obtained by multiplying the Common Shares Deemed Outstanding immediately before such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect; and (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)

the sum of: (A) the Common Shares Deemed Outstanding immediately before such issuance or sale (or deemed issuance or sale); and (B) the aggregate number of ordinary shares issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

For purposes of this Section, “Common Shares Deemed Outstanding” means, at any given time, the sum of: (a) the number of ordinary shares actually outstanding at such time; (b) the number of ordinary shares issuable upon exercise of options actually outstanding at such time; and (c) the number of ordinary shares issuable upon conversion or exchange of ordinary shares actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options actually outstanding at such time); in each case, regardless of whether the options or convertible securities are actually exercisable at such time; provided that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly owned subsidiaries.

(d)

Other Adjustments. In the event that the Company shall take any action affecting the Warrant Shares, including but not limited to initiating a public offering, and fail to make an adjustment that would fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Warrant, the kind and amount of securities issuable hereunder shall, with the written consent of the Holder, be adjusted in such manner as is equitable in the circumstances, including in respect of exchange rights connected to any other class of shares of the Company, and the Company shall take all such steps as are necessary or desirable to make any such adjustment effective.

(e)

Certificate as to Adjustments. In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

5.	Shares to be Reserved

The Company shall at all times keep available, and reserve out of its authorized shares, solely for the purpose of issue upon the exercise of this Warrant, such number of Warrant Shares as shall then be issuable upon the exercise of this Warrant. The Company covenants and agrees that all Warrant Shares shall, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company shall use its best efforts and take all necessary actions as are within its power:

(a)

to ensure that all Warrant Shares may be issued without violation of any applicable requirements of any exchange upon which the shares of the Company may be listed or in respect of which the shares are qualified for unlisted trading privileges; and

(b)	to ensure that all such Warrant Shares may be issued without violation of any applicable law.

6.	Securities Laws Restrictions; Legend on Warrant Shares

(a)

This Warrant and the securities issuable upon exercise have not been registered under the U.S. Securities Act of 1933, 15 U.S.C. § 77, as amended (the “Act”), or applicable state securities laws in the U.S., and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless: (i) there is an effective registration statement under such act and applicable state securities laws in the U.S. (if applicable) covering any such transaction involving said securities; (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration; or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

(b)

A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Shares, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

(c)

This Warrant and the Warrant Shares issuable upon exercise of this Warrant are subject to certain resale restrictions under applicable securities laws. In the event that this Warrant is exercised prior to the date that is 4 months and a day after the date that the Company became a reporting issuer in any province or territory, the certificates representing the Warrant Shares issued upon such exercise shall bear, in addition to any other legends required by applicable laws, the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

7.

Exchange of Warrant; Lost or Damaged Warrant Certificate. This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

8.	Notices of Record Date, Etc. In the event of:

(a)

any taking by the Company of a record of the holders of Warrant Shares for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

(b)	any Reorganization of the Company, or any reclassification or recapitalization of the capital shares of the Company;

(c)	any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)

any proposed issue or grant by the Company to the holders of Warrant Shares of any shares of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of any class or any other securities;

(e)	the initial public offering of the Company’s Common shares; or

(f)	any other event as to which the Company is required to give notice to any holders of Warrant Shares,

then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken; (ii) the date on which such Reorganization, reclassification, any recapitalization, dissolution, liquidation or winding-up is to take place, and the time if any is to be fixed, as to which the holders of record of Warrant Shares or securities into which the Warrant Shares is convertible shall be entitled to Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up; (iii) the amount and character of any shares or other securities, or rights or warrants, proposed to be issued or granted, the date of date of such proposed issue or grant is to be offered or made; (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least twenty (20) business days prior to the date specified in the notice.

9.

Holder Representations. By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof. The Holder represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Regulation D of the Act, as applicable.

10.	Miscellaneous

(a)	Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless le of any notice to the contrary.

(b)

No Holder Rights. This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until this Warrant is exercised.

(c)

Notices. Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d); or (d) 3 days after deposit with the Canada Post, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner:

If to the Holder, to the address last furnished in writing to the Company by the Holder.

If to the Company, to the registered address of the Company.

(d)

Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding on each future Holder and the Company.

(e)

Governing Law; Jurisdiction; Venue. This Warrant shall be governed by and construed under the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably consent to the jurisdiction and venue of the courts of the Province of Ontario in connection with any action relating to this Warrant.

(f)

Successors and Assigns; Transfer. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and permitted assigns of the parties. This Warrant may not be transferred or assigned without the consent of the Company.

(g)

Further Assurance. The Company shall, and shall cause its respective affiliates to, from time to time at the request of the Holder, furnish the Holder with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary or desirable, in the opinion of counsel to the Holder, to carry out the provisions of this Warrant and give effect to the transactions contemplated hereby.

(h)

Complete Restatement. The Company began conducting a private placement for the issuance of the Company’s common stock on February 16, 2023, at a price of $0.0041 per share, for a total of 32,536,386 shares for expected aggregate gross proceeds of $133,399.18 (the “Private Placement”). On November 23, 2022, the Company conducted a Seven Hundred Fifty to One (750:1) reverse split by filing a Certificate of Amendment to their Delaware charter (the “Reverse Split”). This document is an amendment and restatement of that certain warrant issued to the Holder, the Warrant to Purchase Common Shares, No. W-2, dated November 8, 2021 (the “Previous Warrant”). The Previous Warrant is being amended hereby to (i) adjust all share numbers to reflect the Reverse Split, (ii) adjust the exercise price of the Previous Warrant in accordance with Section 4(c), as a result of the Private Placement, (iii) remove Section 4(d) of the Previous Warrant, which otherwise would have required an adjustment to the number of shares underlying this Warrant, and (iv) to make other immaterial changes. This Warrant, as entered into on the date first written above, supersedes all prior agreements in respect to the subject matter hereof, including with limitation, the Previous Warrant, and any amendments thereto.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Issue Date set forth above.

FIREFLY NEUROSCIENCE, INC.

Per:
Name:	Jon Olsen
Title:	Chief Executive Officer

Accepted and agreed:

WINDSOR PRIVATE CAPITAL LIMITED
PARTNERSHIP by its general partner WPC
GP I INC.

Per:
Name:	Jordan Kupinsky
Title:	Managing Partner

SCHEDULE A NOTICE OF EXERCISE

TO: FIREFLY NEUROSCIENCE, INC.

The undersigned hereby irrevocably elects to purchase           shares of common stock of FIREFLY NEUROSCIENCE, INC. (the “Company”) issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned agrees with and represents to the Company that said ordinary shares of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the U.S Securities Act of 1933, as amended (the “Act”). In addition, the undersigned represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Regulation D of the Act.

Payment enclosed in the amount of $

Cashless Exercise:

Dated:

Name of Holder of Warrant:                                                                                 (please print)

Signature:

Name:

Title:

Address: